Exhibit 10.1

THE MARKED PORTIONS OF THIS AMENDMENT HAVE BEEN OMITTED
AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO
A REQUEST FOR CONFIDENTIAL TREATMENT

October 18, 2002

VIA ELECTRONIC MAIL/FIRST CLASS MAIL

Mr. Myles Cyr
Carnival Corporation
3655 NW 87th Avenue
Miami, Fl 33178

Re:    Third Amendment to Interactive Television System Agreement dated February 20, 2001, by and between Allin Interactive Corporation and Carnival Cruise Lines (hereinafter “Third Amendment”)

Dear Myles:

This letter is to amend the Interactive Television System Agreement (“the Agreement”) dated February 20, 2001, by and between Allin Interactive corporation (“Allin”) and Carnival Cruise Lines (“CCL”). Capitalized terms shall have the meaning as set forth in Section 1 of that Agreement.

Whereas, Schedule 1.9 of the Agreement set forth an Installation Schedule for the Agreement; and

Whereas, Schedule 1.11 of the Agreement sets forth Purchase Prices and Payment Schedules under the Agreement, and

Whereas, the parties desire to amend Schedules 1.9 and 1.11;

Now, therefore, Schedule 1.9 – Installation of Schedule is amended as follows:

Add the Carnival Glory. Date Installed of 4/01/2003 and Date Operational of 5/31/2003. Newbuild.

Now, therefore, the Schedule 1.11 of the Agreement is amended as follows:

A.    Add Carnival Glory. Class—Glory. Cabins—1,487. Price—$[REDACTED – CONFIDENTIAL TREATMENT REQUESTED].

The Payment Schedule shall remain in accordance with the terms of Schedule 1.11 of the Agreement.

In witness whereof, this Amendment has been duly executed by the parties hereto as of the date first above written.

ALLIN INTERACTIVE CORPORATION

By:	/s/ RICHARD W. TALARICO
Its:	Chairman and CEO

CARNIVAL CRUISE LINES, a division of Carnival Corporation

By:	/s/ MYLES CYR
Its:	Vice President and CAO 10/25/02